Exhibit 99.1

FOR IMMEDIATE RELEASE

Editorial Contacts:

Heidi Gilmore	Joel Richman
Segue Software, Inc.	PAN Communications
hgilmore@segue.com	jrichman@pancomm.com
781/402-1000	978/474-1900

Segue Software Announces Fourth Quarter Financial Results

with Sequential Revenue Growth Over Last Quarter

Lexington, Mass., February 5, 2004 — Segue Software Inc., (NASDAQ-SCM: SEGU), a global leader in enterprise software quality and performance management, today announced the results of its fourth quarter and fiscal year 2003.  For the fourth quarter ended December 31, 2003, the Company reported $7.6 million in revenue as compared to revenue of $8.0 million for the fourth quarter ended December 31, 2002.  The revenue for the fourth quarter of 2003 represents an 8 percent increase sequentially over revenue for the third quarter.  The results for fourth quarter of 2003 do not include orders totaling approximately $400,000 in software licenses that were received on December 31, 2003, but not delivered until January.  The Company reported a net loss applicable to common shares for the fourth quarter ended December 31, 2003, of $800,000, or $0.08 per share loss, as compared to net income applicable to common shares of $823,000, or $0.09 basic and $0.08 fully diluted income per share, for the same period last year.  The loss from operations for the fourth quarter of 2003 was $705,000 which included restructuring charges of $725,000.  Details on Segue’s reported results are available in the accompanying financial tables.

For the twelve months ended December 31, 2003, Segue reported net revenue of $29.2 million, as compared to $29.7 million for the comparable twelve-month period in 2002.  The Company reported a net loss applicable to common shares for the twelve months ended December 31, 2003, of $1.6 million, or $0.17 per share.  This compares with a net loss applicable to common shares of $4.4 million, or $0.46 per share loss for the twelve months ended December 31, 2002.  The cash and cash equivalents balance as of December 31, 2003, was $7.5 million up from $5.3 million at the same date in the prior year.

“We are encouraged by Segue’s fourth quarter results, particularly in our ability to increase revenue by $552,000 sequentially over the third quarter,” stated recently appointed CEO, Joseph Krivickas.  “During the last quarter, we established our strategic priorities, restructured management and put in place a financial model to improve operations toward a level that can support profitable growth in 2004.”

“In 2004, we are focusing on three strategic priorities: profitable revenue growth; market-driven product innovations; and a focus on selective partnerships and alliances.”

As previously announced, the Company will hold a conference call today at 4:45 p.m. E.T to discuss financial results.  Investors, securities analysts and other interested parties who would like to participate in the call should dial 888-273-9887 (U.S. only) or 612-332-0523 (international).  A replay of the call will be available for two weeks following the call by dialing digital replay numbers (800) 475-6701 (domestic) or (320) 365-3844 (international) and enter access code 717892.  A live webcast and replay of the webcast will be available at the investor relations section at www.segue.com.  The webcast replay will be available following completion of the live call and for one year thereafter.

About Segue Software

Segue (NASDAQ-SCM: SEGU) is a world expert in delivering software and services that ensure the accuracy and performance of enterprise applications.  Segue provides comprehensive scalability, performance, monitoring and verification solutions - all aimed at ensuring reliable and predictable outcomes for fundamental business processes.  A technology innovator setting new standards for higher levels of application reliability, Segue helps companies reduce risk and increase their return on investment associated with deploying new applications.  By ensuring the performance, accuracy, reliability, scalability and usability of core business applications, Segue helps protect all that today’s companies have at stake: their enormous investments in IT infrastructure, competitive edge and brand reputation.  Headquartered in Lexington, Mass., with offices across North America and Europe, Segue can be reached at 1-800-287-1329 or www.segue.com.

This press release may contain forward-looking statements, such as our focus in 2004.  Forward looking statements are statements which contain predictions or projections of future events or performance, and often contain words such as “anticipates”, “can”, “estimates”, “believe”, “expects”, “projects”, “will”, “might”, or other words indicating a statement about the future.  The Company notes that any such forward-looking statements are subject to change and are not guarantees of future performance, and that actual results may differ materially from any such predictions or projections, based on various important factors and including, without limitation, the ability of the Company to continue to achieve positive cash flow and sustain profitability in this difficult economic and business climate; the ability of the Company to close large enterprise orders; the Company’s transition to a new management team; the timing and success of introductions of our new products; continued growth in license revenue; new products and announcements from other companies; the Company’s continued access to capital; and changes in technology and industry standards.  Additional information on the factors that could affect the Company’s business and financial results is included in the Company’s periodic reports filed with the Securities and Exchange Commission.

Segue Software, Inc.

Consolidated Condensed Balance Sheets

(In thousands, except per share data)

(Unaudited)

	December 31, 2003	December 31, 2002

ASSETS
Current assets:
Cash and cash equivalents	$7,495	$5,335
Accounts receivable, net of allowances of $268 and $232, respectively	5,607	6,007
Other current assets	1,021	967
Total current assets	14,123	12,309

Property and equipment, net	1,069	2,089
Goodwill, net	1,506	1,506
Other assets	939	1,291
Total assets	$17,637	$17,195

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,004	$1,256
Accrued compensation and benefits	1,931	1,163
Accrued lease obligations on excess space	1,554	2,145
Accrued expenses	851	1,522
Deferred revenue	9,015	8,408
Total current liabilities	14,355	14,494

Stockholders’ equity:
Preferred stock, par value $.01 per share; 9,000 shares authorized; 820 and 729 shares of Series B and 508 and 0 shares of Series C preferred stock issued and outstanding, respectively	3,884	2,147

Common stock, par value $.01 per share; 30,000 shares authorized; 9,926 and 9,765 shares issued, respectively	100	98

Additional paid-in capital	58,160	58,206
Cumulative translation adjustment	309	98
Accumulated deficit	(58,571)	(57,248)
	3,882	3,301
Less treasury stock, at cost, 145 shares	(600)	(600)
Total stockholders’ equity	3,282	2,701
Total liabilities and stockholders’ equity	$17,637	$17,195

Segue Software, Inc.

Consolidated Condensed Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Revenue:
Software	$3,161	$3,751	$12,677	$13,334
Services	4,433	4,343	16,713	17,432
Gross Revenue	7,594	8,094	29,390	30,766
Less vendor consideration to a customer	(25)	(46)	(161)	(1,078)
Net revenue	7,569	8,048	29,229	29,688

Cost of revenue:
Cost of software	101	144	385	740
Cost of services	1,228	1,248	5,012	5,264
Total cost of revenue	1,329	1,392	5,397	6,004

Gross margin	6,240	6,656	23,832	23,684

Operating expenses:
Sales and marketing	3,515	3,192	14,078	15,547
Research and development	1,545	1,353	5,879	5,696
General and administrative	1,160	1,228	4,423	5,443
Restructuring charges	725	0	725	1,203
Total operating expenses	6,945	5,773	25,105	27,889

Income (Loss) from operations	(705)	883	(1,273)	(4,205)
Interest expense	0	0	0	0
Interest income	10	17	48	93
Income (Loss) before provision for income taxes	(695)	900	(1,225)	(4,112)
Provision for income taxes	(10)	43	98	166
Net income (loss)	(685)	857	(1,323)	(4,278)
Dividends due on preferred stock	(115)	(34)	(316)	(147)
Net income (loss) applicable to common shares	$(800)	$823	$(1,639)	$(4,425)

Net income (loss) per share - Basic	$(0.08)	$0.09	$(0.17)	$(0.46)
Net income (loss) per share - Diluted	$(0.08)	$0.08	$(0.17)	$(0.46)

Weighted average shares outstanding - Basic	9,779	9,619	9,723	9,562
Weighted average shares outstanding - Diluted	9,779	10,399	9,723	9,562